UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016 (August 29, 2016)

AMERICAN EDUCATION CENTER, INC.

 (Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	333-201029 (Commission File Number)	38-3941544 (IRS Employer Identification No.)

2 Wall Street, 8th Fl.

New York, NY, 10005

(212) 825-0437

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2016, American Education Center, Inc. (the "Company" or “AEC”) entered into an Employment Agreement with Mr. Jonathan McKeage, pursuant to which Mr. McKeage was appointed the Company’s Chief Executive Officer (the “Employment Agreement”). Mr. McKeage does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Employment Agreement, Mr. McKeage shall receive an annual base salary of $36,000, payable monthly. During the term of his employment, Mr. McKeage is entitled to participate in the Company’s benefit plans. The Company and Mr. McKeage also entered into an Employee Nonstatutory Option Grant Agreement (the “Option Agreement”) on August 29, 2016 (the “Grant Date”), pursuant to which Mr. McKeage shall receive option to purchase 300,000 shares of common stock (the “Option Grant”), par value $0.001 per share, of the Company. One-third of the Option Grant vests one year from the Grant Date, and thereafter the remaining shares vest in equal annual installments over the following two year periods, subject to provisions regarding the termination of the Employment Agreement. The Option Grant was issued pursuant to the Company’s 2015 Equity Incentive Plan. The Board of Directors (the “Board”) ratified the Option Grant on September 1, 2016.

The Employment Agreement and Option Agreement are qualified in their entirety by reference to the complete text of the Employment Agreement and the Option Agreement which is filed hereto as Exhibits 10.1 and 10.2.

With a strong academic and business background, Mr. McKeage is well positioned to guide the Company as it expands its education consulting business activities through both organic growth and through mergers and acquisitions. After receiving his PhD, Mr. McKeage spent over 30 years on Wall Street, engaged in international corporate finance, M&A advisory and equity analysis activities. Mr. McKeage has several years in corporate management positions as well, leading business development efforts and corporate communications for a U.S. based, international public RFID and GPS technology company and as CEO of a public U.S. company providing enterprise network equipment and consulting services. The Company believes that Mr. McKeage, with his broad management experience in equity capital raising, business valuation, international M&A and investor relations, is well qualified to lead the Company in identifying and pursuing a range of exciting growth opportunities both in the U.S. and abroad.

Item 9.01	Exhibits

(c) Exhibits

Exhibit No.	Description

10.01 10.02	Employment Agreement with Jonathan McKeage dated August 29, 2016 Employee Nonstatutory Option Grant Agreement with Jonathan McKeage dated August 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EDUCATION CENTER, INC.

Dated: September 2, 2016
	By:	/s/ Max P. Chen
	Name:	Max P. Chen
	Title:	President and Director